Exhibit 6.3

SECOND AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Second Amendment”) is made and entered into as of the 11th day of December, 2018 (the “Second Amendment Effective Date”) by and among MIDTOWN EAST BLOCK 1 L.L.C., an Indiana limited liability company (“Midtown 1”), MIDTOWN EAST BLOCK 2 L.L.C., an Indiana limited liability company (“Midtown 2”), MIDTOWN PARKING GARAGE PARTNERS, INC., an Indiana corporation (“Midtown Garage”; Midtown 1, Midtown 2 and Midtown Garage are hereinafter collectively referred to as “Seller”) and STREITWISE ACQUISITION LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement For Purchase And Sale dated April 3, 2018 (the “Original Agreement”), as amended by that certain Reinstatement of and First Amendment to Agreement for Purchase and Sale dated July 2, 2018 (the “First Amendment”; the Original Agreement and the First Amendment are hereinafter collectively referred to as the “Agreement”) for the Property (as defined in the Agreement); and

WHEREAS, the parties now desire to amend the Agreement as provided in this Second Amendment;

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. All terms capitalized but not defined herein shall have the meanings ascribed thereto in the Agreement.

2.           Certain Definitions.

(a)	New defined terms for “ERC”, “Outside Closing Date”, “Second Amendment”, and “Termination of ERC” are hereby inserted alphabetically in Section 1.1 of the Original Agreement as follows:

“ERC. That certain environmental restrictive covenant encumbering, among other properties, the Property and referenced in the IDEM Letter, a copy of which is attached hereto as Exhibit A.”

“Outside Closing Date. January 31, 2019.”

“Second Amendment. That certain Second Amendment to Agreement of Purchase and Sale by and between Seller and Buyer, dated as of December 11, 2018.”

“Termination of ERC. As defined in the IDEM Letter.”

(b)	The definition of “Closing Date” in the Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Closing Date. The Closing shall occur on January 8, 2019 or such later date selected by Buyer (which shall be at least three (3) Business Days after written notice from Buyer to Seller), but in no event shall the Closing be later than the Outside Closing Date.”

(c)	The definition of “Purchase Price” in the Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Purchase Price. As shown on Exhibit A-1 of the Second Amendment subject to terms of Section 4.1.”

3.           Purchase Price Schedules. The terms “Abatement Credit” and “Net Proceeds” along with Exhibit A-1 and Exhibit A-2 attached to the First Amendment are hereby deleted in their entirety. In lieu thereof, the Purchase Price shall be determined in accordance with Exhibit A-1 attached to this Second Amendment based on the Closing Date. In addition, the following is hereby added to the end of Section 4.1 of the Original Agreement:

“Notwithstanding anything in this Agreement to the contrary (including Exhibit A-1 of the Second Amendment), if, as of January 8, 2019, (i) the Closing shall not have occurred, (ii) the conditions to Buyer’s obligation to proceed to Closing in Section 9.1 of this Agreement have not been satisfied or otherwise waived by Buyer, and (iii) Buyer is not in default under this Agreement, then, for any Closing that occurs from and after January 8, 2019, the Purchase Price shall be an amount equal to $31,976,274.00 (subject to prorations and adjustments in accordance with this Agreement) and the amounts shown on Exhibit A-1 of the Second Amendment shall be disregarded thereafter.”

4.           Buyer’s Conditions Precedent. The Agreement is hereby amended as follows:

(a)	Buyer acknowledges that the condition to Buyer’s obligation to proceed to Closing under the Agreement set forth in Section 9.1.8 thereof related to the IDEM Letter has been satisfied and such IDEM Letter is acceptable to Buyer.

(b)	Buyer hereby waives the condition to Buyer’s obligation to proceed to Closing under the Agreement set forth in Section 9.1.9 thereof related to the CRA/CRC Lease Amendment.

5.           Seller Post-Closing Cooperation. The following provision is added to the Original Agreement as Section 18.20: “If, as of the Closing Date, (i) the Termination of ERC has not been effected and the ERC has not been removed as an encumbrance to title of the Property, and/or (ii) the condition to Buyer’s obligation to proceed to Closing set forth in Section 9.1.10 related to the delivery of the Dedication Documents has not been satisfied and Buyer nonetheless elects in its sole discretion to waive such condition and proceed to Closing, then, in either such event, Seller and the Joinder Parties each agree to use commercially reasonable efforts to cooperate with Buyer after the Closing Date in providing information and documentation to effectuate the completion of the matters described in this Section 18.20 on or prior to the date that is one hundred eighty (180) days following the Closing Date. For the avoidance of doubt, nothing in this Section 18.20 shall constitute a waiver of any condition to Buyer’s obligation to proceed to Closing. The terms of this Section 18.20 shall survive the Closing for one hundred eighty (180) days.”

2

6.           Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement. For purposes of this Second Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

7.           Binding Effect. The presentation of this Second Amendment to Seller does not constitute an offer. This Second Amendment shall not be valid or binding against any party unless and until it is executed by all parties.

8.           Existing Agreement; Entire Agreement. The Agreement is in full force and effect and remains unmodified except as specifically set forth in this Second Amendment. Except for the Confidentiality Agreement, the Agreement together with this Second Amendment contains the entire agreement of the parties hereto with respect to the Property.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto have caused the due execution hereof as of the Second Amendment Effective Date.

SELLER:

MIDTOWN EAST BLOCK 1 L.L.C.,
an Indiana limited liability company

By:	AMBROSE PROPERTY GROUP, LLC,
an Indiana limited liability company,
its Manager

By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

MIDTOWN EAST BLOCK 2 L.L.C.,
an Indiana limited liability company

By:	AMBROSE PROPERTY GROUP, LLC,
an Indiana limited liability company,
its Manager

By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

MIDTOWN PARKING GARAGE PARTNERS, INC.,
an Indiana corporation

By:	/s/ Aasif M. Bade
Aasif M. Bade, President

[Signatures are continued on the following page.]

Signature page to Second Amendment to Agreement for Purchase and Sale

BUYER:

STREITWISE ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Eliot Bencuya
Name: Eliot Bencuya
Title: Vice President

Signature page to Second Amendment to Agreement for Purchase and Sale

CONSENT AND REAFFIRMATION OF JOINDER

The undersigned parties hereby consent to the execution, delivery and performance of this Second Amendment by Seller. The undersigned parties also hereby acknowledge and agree that all of their respective obligations and liabilities under the Agreement (as amended by the Second Amendment) are reaffirmed and remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation of Joinder as of the Second Amendment Effective Date.

Ambrose Property Group, LLC,
an Indiana limited company

By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

Old Town Development L.L.C.,
an Indiana limited liability company

By:	/s/ Andrew S. Greenwood
Andrew S. Greenwood, Member

Joinder signature page to Second Amendment to Agreement for Purchase and Sale

EXHIBIT A

IDEM letter

[attached]

A-1

EXHIBIT A-1

PURCHASE PRICE schedule

Date	Net Proceeds	Abatement Credit	Gross Purchase Price
7/19/2018	$31,000,000	$1,444,928	$32,444,928
7/20/2018	$31,000,000	$1,437,765	$32,437,765
7/21/2018	$31,000,000	$1,430,601	$32,430,601
7/22/2018	$31,000,000	$1,423,437	$32,423,437
7/23/2018	$31,000,000	$1,416,273	$32,416,273
7/24/2018	$31,000,000	$1,409,110	$32,409,110
7/25/2018	$31,000,000	$1,401,946	$32,401,946
7/26/2018	$31,000,000	$1,394,782	$32,394,782
7/27/2018	$31,000,000	$1,387,619	$32,387,619
7/28/2018	$31,000,000	$1,380,455	$32,380,455
7/29/2018	$31,000,000	$1,373,291	$32,373,291
7/30/2018	$31,000,000	$1,366,127	$32,366,127
7/31/2018	$31,000,000	$1,358,964	$32,358,964
8/1/2018	$31,000,000	$1,351,800	$32,351,800
8/2/2018	$31,000,000	$1,344,636	$32,344,636
8/3/2018	$31,000,000	$1,337,473	$32,337,473
8/4/2018	$31,000,000	$1,330,309	$32,330,309
8/5/2018	$31,000,000	$1,323,145	$32,323,145
8/6/2018	$31,000,000	$1,315,981	$32,315,981
8/7/2018	$31,000,000	$1,308,818	$32,308,818
8/8/2018	$31,000,000	$1,301,654	$32,301,654
8/9/2018	$31,000,000	$1,294,490	$32,294,490
8/10/2018	$31,000,000	$1,287,327	$32,287,327
8/11/2018	$31,000,000	$1,280,163	$32,280,163
8/12/2018	$31,000,000	$1,272,999	$32,272,999
8/13/2018	$31,000,000	$1,265,835	$32,265,835
8/14/2018	$31,000,000	$1,258,672	$32,258,672
8/15/2018	$31,000,000	$1,251,508	$32,251,508
8/16/2018	$31,000,000	$1,244,344	$32,244,344
8/17/2018	$31,000,000	$1,237,181	$32,237,181
8/18/2018	$31,004,668	$1,230,017	$32,234,685
8/19/2018	$31,009,335	$1,222,853	$32,232,189
8/20/2018	$31,014,003	$1,215,690	$32,229,693
8/21/2018	$31,018,671	$1,208,526	$32,227,196
8/22/2018	$31,023,338	$1,201,362	$32,224,700
8/23/2018	$31,028,006	$1,194,198	$32,222,204
8/24/2018	$31,032,674	$1,187,035	$32,219,708
8/25/2018	$31,037,341	$1,179,871	$32,217,212

A-1-1

Date	Net Proceeds	Abatement Credit	Gross Purchase Price
8/26/2018	$31,042,009	$1,172,707	$32,214,716
8/27/2018	$31,046,677	$1,165,544	$32,212,220
8/28/2018	$31,051,344	$1,158,380	$32,209,724
8/29/2018	$31,056,012	$1,151,216	$32,207,228
8/30/2018	$31,060,680	$1,144,052	$32,204,732
8/31/2018	$31,065,347	$1,136,889	$32,202,236
9/1/2018	$31,070,015	$1,129,725	$32,199,740
9/2/2018	$31,074,683	$1,122,323	$32,197,005
9/3/2018	$31,079,350	$1,114,920	$32,194,270
9/4/2018	$31,084,018	$1,107,518	$32,191,536
9/5/2018	$31,088,686	$1,100,115	$32,188,801
9/6/2018	$31,093,353	$1,092,713	$32,186,066
9/7/2018	$31,098,021	$1,085,310	$32,183,331
9/8/2018	$31,102,689	$1,077,908	$32,180,596
9/9/2018	$31,107,356	$1,070,505	$32,177,861
9/10/2018	$31,112,024	$1,063,103	$32,175,127
9/11/2018	$31,116,692	$1,055,700	$32,172,392
9/12/2018	$31,121,359	$1,048,298	$32,169,657
9/13/2018	$31,126,027	$1,040,895	$32,166,922
9/14/2018	$31,130,695	$1,033,493	$32,164,187
9/15/2018	$31,135,362	$1,026,090	$32,161,452
9/16/2018	$31,140,030	$1,018,688	$32,158,718
9/17/2018	$31,144,698	$1,011,285	$32,155,983
9/18/2018	$31,149,365	$1,003,883	$32,153,248
9/19/2018	$31,154,033	$996,480	$32,150,513
9/20/2018	$31,158,701	$989,078	$32,147,778
9/21/2018	$31,163,368	$981,675	$32,145,043
9/22/2018	$31,168,036	$974,273	$32,142,309
9/23/2018	$31,172,704	$966,870	$32,139,574
9/24/2018	$31,177,371	$959,468	$32,136,839
9/25/2018	$31,182,039	$952,065	$32,134,104
9/26/2018	$31,186,707	$944,663	$32,131,369
9/27/2018	$31,191,374	$937,260	$32,128,634
9/28/2018	$31,196,042	$929,858	$32,125,900
9/29/2018	$31,200,710	$922,455	$32,123,165
9/30/2018	$31,205,377	$915,053	$32,120,430
10/1/2018	$31,210,045	$907,650	$32,117,695
10/2/2018	$31,214,713	$900,486	$32,115,199
10/3/2018	$31,219,380	$893,323	$32,112,703
10/4/2018	$31,224,048	$886,159	$32,110,207

A-1-2

Date	Net Proceeds	Abatement Credit	Gross Purchase Price
10/5/2018	$31,228,716	$878,995	$32,107,711
10/6/2018	$31,233,384	$871,831	$32,105,215
10/7/2018	$31,238,051	$864,668	$32,102,719
10/8/2018	$31,242,719	$857,504	$32,100,223
10/9/2018	$31,247,387	$850,340	$32,097,727
10/10/2018	$31,252,054	$843,177	$32,095,231
10/11/2018	$31,256,722	$836,013	$32,092,735
10/12/2018	$31,261,390	$828,849	$32,090,239
10/13/2018	$31,266,057	$821,685	$32,087,743
10/14/2018	$31,270,725	$814,522	$32,085,247
10/15/2018	$31,275,393	$807,358	$32,082,751
10/16/2018	$31,280,060	$800,194	$32,080,255
10/17/2018	$31,284,728	$793,031	$32,077,759
10/18/2018	$31,289,396	$785,867	$32,075,262
10/19/2018	$31,294,063	$778,703	$32,072,766
10/20/2018	$31,298,731	$771,540	$32,070,270
10/21/2018	$31,303,399	$764,376	$32,067,774
10/22/2018	$31,308,066	$757,212	$32,065,278
10/23/2018	$31,312,734	$750,048	$32,062,782
10/24/2018	$31,317,402	$742,885	$32,060,286
10/25/2018	$31,322,069	$735,721	$32,057,790
10/26/2018	$31,326,737	$728,557	$32,055,294
10/27/2018	$31,331,405	$721,394	$32,052,798
10/28/2018	$31,336,072	$714,230	$32,050,302
10/29/2018	$31,340,740	$707,066	$32,047,806
10/30/2018	$31,345,408	$699,902	$32,045,310
10/31/2018	$31,350,075	$692,739	$32,042,814
11/1/2018	$31,354,743	$685,575	$32,040,318
11/2/2018	$31,359,411	$678,173	$32,037,583
11/3/2018	$31,364,078	$670,770	$32,034,848
11/4/2018	$31,368,746	$663,368	$32,032,113
11/5/2018	$31,373,414	$655,965	$32,029,379
11/6/2018	$31,378,081	$648,563	$32,026,644
11/7/2018	$31,382,749	$641,160	$32,023,909
11/8/2018	$31,387,417	$633,758	$32,021,174
11/9/2018	$31,392,084	$626,355	$32,018,439
11/10/2018	$31,396,752	$618,953	$32,015,704
11/11/2018	$31,401,420	$611,550	$32,012,970
11/12/2018	$31,406,087	$604,148	$32,010,235
11/13/2018	$31,410,755	$596,745	$32,007,500

A-1-3

Date	Net Proceeds	Abatement Credit	Gross Purchase Price
11/14/2018	$31,415,423	$589,343	$32,004,765
11/15/2018	$31,420,090	$581,940	$32,002,030
11/16/2018	$31,424,758	$574,538	$31,999,295
11/17/2018	$31,429,426	$567,135	$31,996,561
11/18/2018	$31,434,093	$559,733	$31,993,826
11/19/2018	$31,438,761	$552,330	$31,991,091
11/20/2018	$31,443,429	$544,928	$31,988,356
11/21/2018	$31,448,096	$537,525	$31,985,621
11/22/2018	$31,452,764	$530,123	$31,982,886
11/23/2018	$31,457,432	$522,720	$31,980,152
11/24/2018	$31,462,099	$515,318	$31,977,417
11/25/2018	$31,466,767	$507,915	$31,974,682
11/26/2018	$31,471,435	$500,513	$31,971,947
11/27/2018	$31,476,102	$493,110	$31,969,212
11/28/2018	$31,480,770	$485,708	$31,966,478
11/29/2018	$31,485,438	$478,305	$31,963,743
11/30/2018	$31,490,105	$470,903	$31,961,008
12/1/2018	$31,494,773	$463,500	$31,958,273
12/2/2018	$31,499,441	$462,254	$31,961,695
12/3/2018	$31,504,108	$461,008	$31,965,116
12/4/2018	$31,508,776	$459,762	$31,968,538
12/5/2018	$31,513,444	$458,516	$31,971,960
12/6/2018	$31,518,111	$457,270	$31,975,382
12/7/2018	$31,522,779	$456,024	$31,978,803
12/8/2018	$31,527,447	$454,778	$31,982,225
12/9/2018	$31,532,114	$453,532	$31,985,647
12/10/2018	$31,536,782	$452,286	$31,989,068
12/11/2018	$31,541,450	$451,040	$31,992,490
12/12/2018	$31,546,117	$449,794	$31,995,912
12/13/2018	$31,550,785	$448,548	$31,999,333
12/14/2018	$31,555,453	$447,302	$32,002,755
12/15/2018	$31,560,120	$446,056	$32,006,177
12/16/2018	$31,560,120	$444,810	$32,004,931
12/17/2018	$31,560,120	$443,565	$32,003,685
12/18/2018	$31,560,120	$442,319	$32,002,439
12/19/2018	$31,560,120	$441,073	$32,001,193
12/20/2018	$31,560,120	$439,827	$31,999,947
12/21/2018	$31,560,120	$438,581	$31,998,701
12/22/2018	$31,560,120	$437,335	$31,997,455
12/23/2018	$31,560,120	$436,089	$31,996,209

A-1-4

Date	Net Proceeds	Abatement Credit	Gross Purchase Price
12/24/2018	$31,560,120	$434,843	$31,994,963
12/25/2018	$31,560,120	$433,597	$31,993,717
12/26/2018	$31,560,120	$432,351	$31,992,471
12/27/2018	$31,560,120	$431,105	$31,991,225
12/28/2018	$31,560,120	$429,859	$31,989,979
12/29/2018	$31,560,120	$428,613	$31,988,733
12/30/2018	$31,560,120	$427,367	$31,987,487
12/31/2018	$31,560,120	$426,121	$31,986,241
1/1/2019	$31,560,120	$424,875	$31,984,995
1/2/2019	$31,560,120	$423,629	$31,983,749
1/3/2019	$31,560,120	$422,383	$31,982,503
1/4/2019	$31,560,120	$421,137	$31,981,257
1/5/2019	$31,560,120	$419,891	$31,980,012
1/6/2019	$31,560,120	$418,645	$31,978,766
1/7/2019	$31,560,120	$417,399	$31,977,520
1/8/2019	$31,560,120	$416,153	$31,976,274
1/9/2019	$31,564,788	$414,907	$31,979,695
1/10/2019	$31,569,456	$413,661	$31,983,117
1/11/2019	$31,574,123	$412,415	$31,986,539
1/12/2019	$31,578,791	$411,169	$31,989,960
1/13/2019	$31,583,459	$409,923	$31,993,382
1/14/2019	$31,588,126	$408,677	$31,996,804
1/15/2019	$31,592,794	$407,431	$32,000,226
1/16/2019	$31,597,462	$406,185	$32,003,647
1/17/2019	$31,602,129	$404,940	$32,007,069
1/18/2019	$31,606,797	$403,694	$32,010,491
1/19/2019	$31,611,465	$402,448	$32,013,912
1/20/2019	$31,616,132	$401,202	$32,017,334
1/21/2019	$31,620,800	$399,956	$32,020,756
1/22/2019	$31,625,468	$398,710	$32,024,177
1/23/2019	$31,630,135	$397,464	$32,027,599
1/24/2019	$31,634,803	$396,218	$32,031,021
1/25/2019	$31,639,471	$394,972	$32,034,443
1/26/2019	$31,644,138	$393,726	$32,037,864
1/27/2019	$31,648,806	$392,480	$32,041,286
1/28/2019	$31,653,474	$391,234	$32,044,708
1/29/2019	$31,658,141	$389,988	$32,048,129
1/30/2019	$31,662,809	$388,742	$32,051,551
1/31/2019	$31,667,477	$387,496	$32,054,973

A-1-5